                                                                  Exhibit 3.7(i)

                            CERTIFICATE OF FORMATION
                                       OF
                            RADIAN INTERNATIONAL LLC

                                   ARTICLE I

     The name of the limited liability company is Radian International LLC.

                                   ARTICLE II

     The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The names and mailing addresses of the persons authorized to execute this Certificate of Formation of Radian International LLC are:

Name                          Mailing Address
----                          ---------------
Paul Goldstein                Dow Environmental Inc.
                              15204 Omega Drive
                              Rockville, MD 20850

Donald M. Carlton             Radian Corporation
                              8501 North Mopac Boulevard
                              P.O. Box 201088
                              Austin, TX 78759

                                   ARTICLE IV

     The Company will conduct its business and operate according to the terms of the Limited Liability Company Agreement of Radian International LLC dated as of January 19, 1996.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Radian International LLC as of this 25th day of January 1996.


/s/ Paul Goldstein                 /s/ Donald M. Carlton
---------------------              ----------------------
Paul Goldstein                     Donald M. Carlton
Authorized Person                  Authorized Person